EXHIBIT 4

                        MANHATTAN BAGEL COMPANY, INC.

                            1996 Stock Option Plan

1. Purpose of the 1996 Stock Option Plan.

      Manhattan Bagel Company, Inc. (the "Corporation") desires to attract and retain the best available talent and to encourage the highest level of performance. The 1996 Stock Option Plan (the "1996 Plan") is intended to contribute significantly to the attainment of these objectives, by affording employees of and consultants to the Corporation or any of its parent or subsidiary corporations the opportunity to acquire and to increase their proprietary interests in the Corporation and by providing incentives for such employees and consultants to put forth maximum efforts for the success of the business.

2. Scope and Duration of the 1996 Plan.

      Under the 1996 Plan, options ("Options") to purchase common stock of the Corporation, no par value per share ("Common Stock") may be granted. Options granted to employees may, at the time of grant, also be designated as incentive stock options ("ISOs") with the attendant tax benefits provided under Section 422 of the Internal Revenue Code of 1986 (the "Code"). The aggregate fair market value (determined at the time an ISO is granted) of the Common Stock covered by ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Corporation and any parent corporation or any of its subsidiary corporations), may not exceed $100,000.

      The aggregate number of shares of Common Stock reserved for grant from time to time under the 1996 Plan is 750,000, which shares may be authorized but unissued shares or shares which shall have been or which may be reacquired by the Corporation. Such aggregate numbers shall be subject to adjustment as provided in paragraph 10. If an Option shall expire or terminate for any reason without having been exercised in full, the shares represented by the portion thereof not so exercised or surrendered shall (unless the 1996 Plan shall have been terminated) become available for other Options to be granted under the 1996 Plan. The 1996 Plan shall become effective as provided in paragraph 11. No Option shall be granted under the 1996 Plan after January 16, 2006. The grant of an Option is sometimes referred to herein as an award thereof.
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3. Administration of the 1996 Plan.

      The Board of Directors shall appoint a 1996 Plan Committee (the "Committee") to administer the 1996 Plan, except as otherwise specifically provided in the 1996 Plan. The Committee shall consist of not less than two members of the Board of Directors, each of whom shall be a disinterested person (as hereinafter defined). The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee.

      The Committee shall have plenary authority in its discretion, subject to and not inconsistent with the express provisions of the 1996 Plan, to direct the grant of Options, to determine the number of shares and purchase price of the Common Stock covered by each Option, the employees and consultants to whom, and the time or times at which, Options shall be granted and may be exercised; to designate Options as ISOs; to interpret the 1996 Plan; to prescribe, amend, and rescind rules and regulations relating to the 1996 Plan, including, without limitation, such rules and regulations as it shall deem advisable so that transactions involving Options may qualify for exemption under such rules and regulations as the Securities and Exchange Commission may promulgate from time to time exempting transactions from Section 16 (b) of the Securities Exchange Act of 1934 (the "Exchange Act"); to determine the terms and provisions of and to cause the Corporation to enter into, agreements with employees in connection with awards made under the 1996 Plan ("Agreements"), which Agreements may vary from one another as the Committee shall deem appropriate; to amend any such Agreements from time to time, with the consent of the optionee; and to make all other determinations it may deem necessary or advisable for the administration of the 1996 Plan. Any interpretation or determination made by the Committee pursuant to the foregoing shall be conclusive and binding upon any person having or claiming any interest under the 1996 Plan.

      The Committee shall hold its meetings at such times and places as it shall deem advisable. Members may participate in meetings through conference telephone or similar arrangements. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as the Committee may deem advisable and may employ (or authorize any person to whom it has delegated duties as aforesaid to employ) one or more persons to render advice with respect to any responsibility the Committee (or such person) may have under the 1996 Plan.

4. Eligibility; Factors to be Considered in Granting Awards.

      Options may be granted to employees (including officers and directors who are employees) of and consultants to the Corporation or of any parent or subsidiary corporation. In determining the persons to whom awards shall be made and the number of shares to be covered by each option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation or any parent or subsidiary corporation, the


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anticipated number of years of effective service remaining, and such other factors as the Committee, in its discretion, shall deem relevant in connection with accomplishing the purposes of the 1996 Plan. No person shall be eligible for an Option grant if he shall have filed with the Secretary of the Corporation an instrument waiving such eligibility; provided that any such waiver may be revoked by filing with the Secretary of the Corporation an instrument of revocation, which revocation will be deemed effective upon such filing. More than one award under the 1996 Plan may be made to any employee or consultant.

5. Option Price.

      The purchase price per share of the Common Stock covered by each Option shall be established by the Committee, but in no event shall it be less than the fair market value (as hereinafter defined) of a share of Common Stock on the date the Option is granted.

      In the case of an individual who at the time the Option is granted owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Corporation or of its parent or a subsidiary corporation (a "10 % Holder"), the purchase price of the Common Stock covered by any ISO shall in no event be less than 110% of the fair market value of the Common Stock on the date the ISO is granted.

6. Term of Options.

      The term of each Option shall be fixed by the Committee, but in no event shall it be more than 10 years from the date of grant, subject to earlier termination as provided in paragraph 10. The term of an ISO granted to a 10% Holder shall be no more than 5 years from the date of grant. The term of any Option may be extended from time to time by the Committee, provided that no such extension shall extend the term beyond 10 years from the date of grant.

7. Exercise of Options.

      (a) An Option may be exercised as to any or all full shares as to which the Option is then exercisable; provided that an Option may not be exercised as to fewer than 100 shares (or less than all the shares as to which the Option is then exercisable, if fewer than 100 shares).

      (b) The purchase price of the shares as to which an Option is exercised shall be paid in full in cash at the time of exercise; provided that, if permitted by the related Agreement or by the Committee, the purchase price may be paid, in whole or in part, by surrender or delivery to the Corporation of securities of the Corporation having a fair market value on the date of exercise equal to the portion of the purchase price being so paid. In addition, the optionee shall, upon notification of the amount due and prior to or concurrently with delivery to the optionee of a certificate representing such shares, pay promptly any amount necessary to satisfy applicable federal, state or local tax requirements.


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      (c) No person shall have the rights of a stockholder with respect to shares covered by an Option until such person becomes the holder of record of such shares.

8. Non-transferability of Options.

      Options granted under the 1996 Plan shall not be transferable, other than by will or the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee, or by his guardian or legal representative.

9. No Rights to Remain Employee or Consultant.

      Nothing in the 1996 Plan or in any award made pursuant to the 1996 Plan shall confer upon any employee any right to continue in the employ of, or consultant to continue to be engaged by, the Corporation or any parent or subsidiary corporation or affect the right of the Corporation or such parent or subsidiary corporation to terminate his employment or engagement at any time.

10. Adjustments upon Changes in Capitalization.

      Notwithstanding any other provision of the 1996 Plan, each Agreement may contain such provisions as the Committee shall determine to be appropriate for the adjustment of the number and class of shares covered by such Option, the exercise prices and the number of shares as to which Options shall be exercisable at any time, in the event of changes in the outstanding Common Stock of the Corporation by reason of stock dividends, split-ups, reverse splits, recapitalization, mergers, consolidations, combinations or exchanges of shares, spin-offs, reorganizations, liquidations and the like. In the event of any such change in the outstanding Common Stock of the Corporation, the aggregate number of shares as to which Options may be granted under the 1996 Plan and to any employee shall be appropriately adjusted by the Committee, whose determination shall be conclusive. No adjustment shall be made in the requirements set forth in paragraph 7(b) with respect to the minimum number of shares that must be purchased upon any exercise.

      In the event that a (i) dissolution, liquidation, merger or consolidation of the Corporation, (ii) sale of all or substantially all of the assets of the Corporation or sale of substantially all of the assets or a majority of the stock of a subsidiary of which the optionee is then an employee, or (iii) change in control of the Corporation has occurred or is about to occur, then, if the Committee shall so determine, each Option under the 1996 Plan, if such event shall occur with respect to the Corporation, or each Option held by an employee of a subsidiary corporation respecting which such event shall occur, shall be terminated upon the occurrence of such event, and the Corporation shall pay the optionee in lieu thereof an amount equal to (i) the excess of the fair market value of one share at the close of business on the day next preceding occurrence of such event over the option price per share, multiplied by (ii) the full number of shares subject to the Option, without regard to whether any installment is then otherwise exercisable.

      For purposes of the 1996 Plan, the term "change in control" means an event or series of events that would be required to be described as a change in control of the Corporation in a proxy or information statement pursuant to
Schedule 14A or 14C promulgated under the Exchange Act. The determination whether and when a change in control has occurred or is about to occur shall be


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made by vote of a majority of the persons who shall have constituted the
Committee immediately prior to the occurrence of the event or series of events constituting such change in control.

11. Effectiveness of the 1996 Plan.

Options may be granted under the 1996 Plan at any time and from time to time after its adoption by the Board of Directors, subject to the approval and authorization of the 1996 Plan by a majority of the votes properly cast thereon at a meeting of stockholders of the Corporation duly called and held, but no option may be exercised under the 1996 Plan until the 1996 Plan shall have been so approved by stockholders. If so approved by stockholders, the 1996 Plan shall become effective as of January 17, 1996, the date of its adoption by the Board of Directors.

12. Termination and Amendment of the 1996 Plan.

      The Board of Directors of the Corporation may, at any time prior to the termination of the 1996 Plan, suspend, terminate, modify or amend the 1996 Plan; provided that any increase in the aggregate number of shares reserved for issuance upon the exercise of Options, any increase in the maximum number of shares for which Options may be granted to any employee during any period, any reduction in the purchase price of the Common Stock covered by any Option, any extension of the period during which Options may be granted or increase beyond ten years in the maximum term of Options, or any material modification in the eligibility requirements for participation in the 1996 Plan, shall be subject to the approval of stockholders in the manner provided in paragraph 11, except that any such increase, reduction, or change that may result from any adjustment authorized by paragraph 10 or any modification or amendment based on any amendment of the Exchange Act, the Code or change in any regulation promulgated thereunder (to the extent permitted by the Exchange Act, the Code, the Securities and Exchange Commission or the Internal Revenue Service) shall not require such approval. No suspension, termination, modification or amendment of the 1996 Plan may, without the consent of the holder of an outstanding option, adversely affect the rights of such holder.

13. Financing for Investment in Stock of the Corporation.

      Until January 16, 2006, the Board of Directors may cause the Corporation or any subsidiary to give or arrange for financing, including direct loans, secured or unsecured, or guaranties of loans by banks, which guaranties may be secured in whole or in part by assets of the Corporation or any subsidiary, to any employee of the Corporation or any parent corporation or any subsidiary corporation who shall have been so employed for a period of at least two years at the end of the fiscal year ended immediately prior to the arranging of such financing; but the Board of Directors may, in any specific case, authorize financing for an employee who shall not have served for such period. Such financing shall be for the purpose of providing funds for any one or more of the purchase by the employee of shares pursuant to the exercise of an Option; the payment of taxes incurred in connection with such exercise; or otherwise purchasing or carrying a stock investment in the Corporation. Such financing shall bear interest at a rate not less than the lowest rate that avoids imputation of interest at a higher rate under the Code. Each recipient of such financing shall be personally liable for the full amount of all financing extended to him. Such financing shall be based upon the judgment of the


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Board of Directors that such financing may reasonably be expected to benefit the
Corporation, and that such financing as may be granted shall be consistent with the Certificate of Incorporation and by-laws of the Corporation or such subsidiary, and applicable laws.

      If any such financing is authorized by the Board of Directors, such financing shall be administered by a special committee of the Board to be denominated the Stock Investment Financing Committee. Such Committee shall consist of not less than two directors, each of whom shall be a disinterested person.

14. Severability.

      In the event that any one or more provisions of the 1996 Plan or any Agreement, or any action taken pursuant to the 1996 Plan or such Agreement, should, for any reason, be unenforceable or invalid in any respect under the laws of the United States, any state of the United States or any other government, such unenforceability or invalidity shall not affect any other provision of the 1996 Plan or of such or any other Agreement, but in such particular jurisdiction and instance the 1996 Plan, and the affected Agreement shall be construed as if such unenforceable or invalid provision had not been contained therein or if the action in question had not been taken thereunder.

15. Effect on Prior Options.

The adoption of the 1996 Plan shall have no effect on outstanding options previously granted by the Corporation.

16. Certain Definitions.

                  (a) The term "parent corporation" and "subsidiary corporation" shall have the meanings, with respect to the Corporation, set forth in Sections 425(e) and (f) of the Code, respectively.

                  (b) The term "disinterested person" shall mean a director who is not, during the one year prior to service as an administrator of the 1996 Plan, or during such service, granted or awarded equity securities pursuant to the 1996 Plan or any other plan of the Corporation or any of its affiliates, except that: (A) participation in a formula plan meeting the conditions in paragraph (c)(2)(ii) of Rule 16b-3 promulgated under the Exchange Act of 1934 ("Rule 16b-3") shall not disqualify a director from being a disinterested person, and (B) participation in an ongoing securities acquisition plan meeting the conditions in paragraph (d)(2)(i) of Rule 16b-3 shall not disqualify a director from being a disinterested person.

                  (c) The term "fair market value" of a share of Common Stock shall mean as of the date on which such fair market value is to be determined the closing price of a share of Common Stock as reported in The Wall Street Journal (or a publication deemed equivalent to The Wall Street Journal for such purpose by the Committee) for the national securities exchanges and other securities markets which at the time are included in the stock price quotations of such


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publication. In the event that the Committee shall determine such stock price quotation is not representative of fair market value, the Committee may determine fair market value in such a manner as it shall deem appropriate under the circumstances.


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